EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 10, 2005

Huron Consulting Group Acquires Speltz & Weis LLC

CHICAGO -May 10, 2005 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced the acquisition of Speltz & Weis LLC, a specialized consulting firm providing interim management services to the healthcare provider sector.

Under the terms of the agreement, Huron has acquired Speltz & Weis for a purchase price of $17 million, $14 million of which is payable in cash at closing and $3 million is payable in promissory notes. Additional purchase consideration is payable if specific performance targets are met. Speltz & Weis had unaudited 2004 calendar year revenues of approximately $20 million. Huron expects that the acquisition will be accretive to 2005 earnings and will provide guidance updates when it releases results for the second quarter of 2005.

“We are delighted that the professionals of Speltz & Weis will be joining forces with Huron,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “The healthcare industry is one of Huron’s focused client channels, and Speltz & Weis is recognized as a leader in the fast-growing provider space.”

David Speltz, principal and founder, Speltz & Weis LLC said, “The fit between Speltz & Weis and Huron is excellent. Both firms are relatively new, but staffed and led by senior professionals. Huron’s executive team and the leaders of the company’s healthcare practice share the same philosophies and values as we do.”

Speltz & Weis, led by David Speltz and Timothy Weis, provides interim management and other crisis management services in the healthcare industry. The firm is well known in the consulting industry for its work helping hospitals and other healthcare facilities improve their financial, operational and market performance through organizational renewal.

(MORE)

With the acquisition of Speltz & Weis, Huron will become a full service consulting firm in the healthcare provider space. Huron will now have the capabilities to provide interim management and related services to distressed hospitals in addition to the traditional consulting and corporate advisory services to the broader healthcare provider sector. In joining Huron, Speltz & Weis will bring a team of approximately 30 consultants.

About Huron Consulting Group Inc.
Huron Consulting Group Inc. is the parent company of Huron Consulting Services LLC, an independent provider of financial and operational consulting services. Huron’s experienced and credentialed professionals apply their expertise in accounting, finance, economics, and operations to a wide variety of financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s future results are "forward-looking" statements as defined in Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow as currently contemplated; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our 2004 annual report on Form 10-K for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

###